EXHIBIT 4.10.4


                         THIRD AMENDMENT
                                TO
                INVESTORS FIDUCIARY TRUST COMPANY
                     INVESTMENT SAVINGS PLAN


          WHEREAS, effective January 1, 1996, Investors Fiduciary Trust Company ("IFTC") as the employer established the "Investors Fiduciary Trust Company Investment Savings Plan" ("Plan") by executing on December 15, 1995, that certain "Standardized Form/Customized Adoption Agreement-001" ("Adoption Agreement") under that certain prototype plan known as the "Godwins Booke & Dickenson Prototype Profit Sharing and Employee Savings Plan and Trust" ("Prototype Plan Document");

          WHEREAS, IFTC also serves as trustee of the Plan;

          WHEREAS, by written instrument dated February 26, 1996, IFTC as employer adopted the First Amendment to the Plan, which amendment was in the form of an amendment to the Adoption Agreement, and such amendment had the effect of withdrawing the Plan from the aforesaid prototype plan program and making the Plan an "individually designed plan" under Section 11.1.2 of the Prototype Plan Document in the amount of 68*

          WHEREAS, once the Plan became an "individually designed plan," it was the intention of IFTC to maintain the Plan under the following documents taken together: (1) Prototype Plan Document, (2) Adoption Agreement, and (3) the First Amendment, which said documents taken together shall hereinafter be referred to as the "Plan;"

          WHEREAS, under Section 11.1.2 of the Prototype Plan Document IFTC reserved the right to amend the Plan and pursuant to that reserved right amended the Plan on July 12, 1996, by adopting that certain Second Amendment effective January 1, 1996; and

          WHEREAS, IFTC now desires to further amend the Plan by amending the Prototype Plan Document and the Adoption Agreement.

          NOW, THEREFORE, IFTC as employer and trustee hereby amends the Investors Fiduciary Trust Company Investment Savings
Plan effective January 1, 1996, as follows:

          A.   AMENDMENT TO THE ADOPTION AGREEMENT

          1. Section XI.D is hereby deleted in its entirety and a new Section XI.D is hereby substituted in lieu thereto to provide as follows:

               D.   Segregation of terminated participant's
                    vested benefit (3.6.3):  [Select one]

                    [Complete this item XI.D only if a
                    participant is not permitted to direct the investment of his entire account.]

                    X    (1)  The Trustee shall not segregate for
                              investment purposes that portion of
                              the terminated participant's vested
                              accrued benefit which is not
                              credited to his directed separate
                              accounts (as defined in Section
                              8.1).

                    ____ (2)  The Trustee shall segregate for
                              investment purposes that portion of
                              the terminated participant's vested
                              accrued benefit which is not
                              credited to his directed separate
                              accounts (as defined in Section
                              8.1).  The segregated portion shall
                              be held in a deferred payment
                              account pursuant to Section 3.6.3.

          B.   AMENDMENTS TO THE PROTOTYPE PLAN DOCUMENT

          1. Section 3.6.2 of the Prototype Plan Document is hereby deleted in its entirety and a new Section 3.6.2 is hereby substituted in lieu thereof to provide as follows:

               3.6.2 Deferred distribution election: If the participant has elected not to receive his vested accrued benefit pursuant to Section 3.6.1, he may reconsider an election at any time and elect to receive his vested accrued benefit as of the adjustment date coincident or next following his written election delivered to the Committee. The Committee shall notify such participant of his rights under this Section 3.6.2, and the participant shall make the election provided in this Section 3.6.2, at the time and in the manner described in Section 3.6.1.

          2. Section 3.6.3 of the Prototype Plan Document is hereby amended to delete the first sentence in such section and to substitute in lieu thereof a new sentence to provide as follows:

               3.6.3     Distribution in the absence of an
          election: If the vested accrued benefit of the participant is not distributed pursuant to Section
          3.6.1 or 3.6.2, it shall be held under the plan for future payment until the first to occur of: (i) his death; or (ii) the later of his normal retirement age or 62, whereupon it shall be distributed to him or his beneficiary as the case may be, in the manner provided in Section 4.

          IN WITNESS WHEREOF, IFTC has caused this Third
Amendment to be executed this 20th day of December, 1996.

                              INVESTORS FIDUCIARY TRUST COMPANY



                              By:  /s/ Stephen R. Hilliard
                              Name:  Stephen R. Hilliard
                              Title:  Executive Vice President

                                             EMPLOYER AND TRUSTEE